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                           DEALER MANAGERS AGREEMENT


                                                May  , 1995


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281-1209

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York 10020

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

As Dealer Managers

Ladies and Gentlemen:

          McDonald's Corporation, a Delaware corporation (the "Company"), plans to make an offer, upon the terms and subject to the conditions referred to below (the "Exchange Offer"), for up to 18,000,000 outstanding Depositary Shares (the "Depositary Shares"), each representing one-two-thousandth (1/2,000) of a share of its 7.72% Cumulative Preferred Stock, Series E ($25 liquidation preference
per Depositary Share) (the "Series E Preferred Stock"), in exchange for      %
Subordinated Deferrable Interest Debentures due 2025 (the "Debentures") of the Company to be issued under an indenture (the "Indenture") between the Company and First Fidelity Bank, National Association, as trustee (the "Trustee"), on the basis of $25 principal amount of Debentures for each Depositary Share. The Debentures are further described in the Prospectus referred to below. The exchange of Depositary Shares for Debentures pursuant to the Exchange Offer
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is referred to herein as the "Exchange". The date of the Exchange is referred to herein as the "Exchange Date".

          The Company hereby confirms its agreement with Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (collectively, the "Dealer Managers") as follows:

          1.  EXCHANGE OFFER MATERIALS

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (File No. 33-58625) in respect of the Debentures issuable pursuant to the Exchange Offer and such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; no other document with respect to such registration statement (other than the Schedule 13E-4, as hereinafter defined) has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, is hereinafter called the "Registration Statement"; and the final prospectus, in the form included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus", except that, if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall refer to the prospectus first filed pursuant to Rule 424(b); any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), as of the date of such Prospectus; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

          (b) The Company has also prepared and filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder an Issuer Tender Offer Statement on Schedule 13E-4 with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule 13E-4"; all references in this Agreement to the Schedule 13E-4 as the same may be amended hereafter shall include all exhibits filed together with any amendments thereto).

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

          (c) The Company has furnished, or will promptly furnish, to you three signed copies of each of the Registration Statement and the Schedule 13E-4, all amendments or supplements thereto and any other filings with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement became effective, and copies of all exhibits and documents filed therewith or incorporated therein by reference.

          (d) The Registration Statement and the Prospectus, and the related letter from the Dealer Managers to securities dealers, commercial banks, trust companies and other nominees, letter to beneficial owners of the Depositary Shares, letter of transmittal to be used by holders tendering Depositary Shares pursuant to the Exchange Offer (the "Letter of Transmittal") and notice of guaranteed delivery, and any newspaper announcements, press releases and other offering materials and information as the Company may use or prepare or approve or authorize in writing for use in connection with the Exchange Offer, including the Schedule 13E-4, each as amended or supplemented from time to time, are referred to herein collectively as the "Exchange Offer Materials".

          (e) The Company shall commence the Exchange Offer as soon as practicable after the execution and delivery hereof by publicly announcing its commencement and shall distribute by mail, or cause to be mailed on its behalf, copies of the Prospectus, the related Letter of Transmittal, together with a return envelope, and such of the other Exchange Offer Materials as may be required or as the Company may elect to furnish to each holder of record of Depositary Shares (the date of the commencement of such distribution being herein called the "Commencement Date"). The Company shall use its best efforts to cause copies of such material and a return envelope to be mailed to each person who becomes a holder of record of any Depositary Shares. The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Depositary Shares.

          2.  APPOINTMENT OF DEALER MANAGERS

          (a) The Company hereby appoints you as Dealer Managers in connection with the Exchange Offer and authorizes each of you to act on its behalf in accordance with this Agreement and the terms of the Exchange Offer Materials to solicit acceptances of the Exchange Offer.

          (b) The Company has approved the Exchange Offer and the Exchange Offer Materials and authorizes you and any other securities dealer or any commercial bank or trust company to use the Exchange Offer Materials in connection with the solicitation of tenders.

          (c) In soliciting tenders, no such securities broker or dealer, commercial bank or trust company shall be deemed to act as the agent of the Dealer Managers or the Company; and you, as Dealer Managers, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company. In soliciting

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tenders, you, as Dealer Managers, shall act as independent contractors and shall not be deemed to act as agents of the Company, and the Company shall not be deemed to act as agent of the Dealer Managers. Nothing contained in this Agreement shall constitute the Dealer Managers partners or joint venturers with the Company or any of its subsidiaries.

          (d) The Company authorizes the Dealer Managers to communicate with any exchange agent (the "Exchange Agent") and any information agent (the "Information Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer with respect to matters relating to the Exchange Offer.

          3.  SOLICITATION OF TENDERS

          (a) The Dealer Managers agree to use best efforts to solicit tenders of Depositary Shares pursuant to the Exchange Offer.

          (b) The Company shall furnish or cause to be furnished to the Dealer Managers, as soon as practicable after the date hereof, cards or lists or copies thereof showing the names of persons, to the extent known to the Company, who were the holders of record of Depositary Shares as of a recent date, together with their addresses, and the number of Depositary Shares held by each of them. The Company also shall use its best efforts to advise you from day to day during the period of the Exchange Offer as to any transfers of record of Depositary Shares. Additionally, the Company shall advise you, to the extent known and available to the Company, of the names and addresses of beneficial owners of Depositary Shares. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer and not to furnish such information to any other person except in connection with the Exchange Offer.

          (c) The Company shall advise you, or cause the Exchange Agent to advise you, at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone (to be followed by written confirmation) or facsimile transmission, as of 4:00 P.M. (or as of the time of such request) on such day with respect to Depositary Shares tendered as follows: (i) the number of Depositary Shares validly tendered on such day; (ii) the number of Depositary Shares validly tendered represented by depositary receipts physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer into the Exchange Agent's account at a book-entry transfer facility pursuant to the procedures set forth in the Exchange Offer) on such day; (iii) the number of Depositary Shares validly tendered by Notices of Guaranteed Delivery on such day; (iv) the number of Depositary Shares properly withdrawn on such day; and
(v) the cumulative totals as of such date of the number of Depositary Shares in categories (i) through (iv) above. The Company shall also furnish to you, or cause the Exchange Agent to furnish to you, such other information with respect to the tendering holders of Depositary Shares as you may reasonably require from time to time.

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          4.  COVENANTS OF THE COMPANY

          The Company covenants and agrees with you that:

          (a) The Company will notify you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereof, has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule 13E-4 or any amended or additional Exchange Offer Materials shall have been filed, of the receipt of any comments from the Commission relating to the Exchange Offer, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any of the other Exchange Offer Materials, of the suspension of the qualification of the Debentures for offering or exchange in connection with the Exchange Offer in any jurisdiction, of any request by the Commission to amend or supplement the Registration Statement, the Prospectus, the Schedule 13E-4 or the other Exchange Offer Materials or for additional information or of the institution or threatening of any proceedings for any such purpose. The Company will also inform you, promptly after it receives notice thereof, of any litigation or other administrative proceeding with respect to the Exchange Offer.

          (b) The Company will furnish each Dealer Manager with as many copies of the Exchange Offer Materials as it may reasonably request in connection with the Exchange Offer, during the period of the Exchange Offer. The Company will cause all amendments and supplements filed with the Commission to be distributed to holders of record of Depositary Shares as may be required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder. During the period referred to in the second sentence of paragraph
(c) below, the Company will deliver to each Dealer Manager, without charge, such number of copies of the Prospectus and the other Exchange Offer Materials (as supplemented or amended) as such Dealer Manager may reasonably request. During the period referred to in the second sentence of paragraph (c) below, before amending or supplementing the Registration Statement, the Prospectus, the
Schedule 13E-4 or the other Exchange Offer Materials, or preparing or approving any other Exchange Offer Materials, the Company will furnish you with a copy of each such proposed amendment or supplement or other material and agrees not to use any such proposed amendment or supplement or other material which shall be reasonably disapproved by you after reasonable notice thereof.

          (c) The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder in connection with the Exchange Offer Materials, the Exchange Offer and the transactions contemplated hereby and thereby. If, at any time during the period when, in the opinion of your counsel, a prospectus is required to be delivered by the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder in connection with the Exchange Offer any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or any of the other Exchange Offer Materials in order that the Prospectus or other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary for any other reason during such period to amend or supplement the Registration Statement, the
Schedule 13E-4 or the Prospectus or any of the other Exchange Offer Materials in order to comply with applicable law, the Company will notify you and either terminate the Exchange Offer or promptly prepare and furnish, at its own expense, to you and file with the Commission, if required, such amendment or supplement, as may be necessary so that the statements in the Prospectus or other Exchange Offer Materials, as amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading or so that the Registration Statement, the Prospectus, the Schedule 13E-4 or such other Exchange Offer Materials comply with applicable law.

          (d) The Company will make every reasonable effort to qualify the Debentures for offering and sale under the securities or Blue Sky laws of such United States jurisdictions as you shall reasonably request and will comply with such law so as to permit the continuance of sales and dealings therein in such jurisdiction for so long as may be necessary to complete the distribution of the Debentures pursuant to the Exchange Offer; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company will pay all expenses (including reasonable fees and disbursements of counsel) in connection with the determination of the jurisdictions in which qualification is necessary (the "Blue Sky Survey"), as well as such qualification.

          (e) As soon as practicable, the Company will make generally available to its securityholders an earnings statement satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 under the Securities Act, and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company (other than the last fiscal quarter of any fiscal year) during which the effective date of any post-effective amendment to the Registration Statement occurs, not later than 90 days after the end of the fiscal year beginning at the end of each last fiscal quarter of any fiscal year of the Company during which the effective date of any post-effective amendment to the Registration Statement occurs, and not later than 90 days after the end of each fiscal year of the Company during which any Debentures were issued, the Company will make generally available to its securityholders an earnings statement covering such 12-month period or such fiscal year, as the case may be, that will satisfy the provisions of such Section 11(a) and Rule 158.

          (f) The Company shall promptly give you notice of any change of the expiration date of the Exchange Offer, of the occurrence of any event which could cause the Company to withdraw, rescind, modify or amend the Exchange Offer and of any consummation of the Exchange Offer.

          (g) The Company will promptly after the date hereof, in the event it has not already done so, file an application for the listing of the Debentures on the New York

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Stock Exchange ("NYSE") and will use its best efforts to cause the Debentures to be duly authorized for listing thereon, subject to official notice of issuance, and to be registered under the Exchange Act.

          (h) Between the date of this Agreement and the consummation of the Exchange Offer, the Company will not, without your prior written consent, (i) offer, sell or enter into any agreement to sell in a public offering any debt securities of the Company substantially similar in currency, maturity and other material terms (including, without limitation, the level of subordination and interest payment terms) to the Debentures, other than (A) the Debentures pursuant to the Exchange Offer, (B) debt securities issued for consideration other than cash and (C) commercial paper in the ordinary course of business or
(ii) offer to purchase or exchange any Depositary Shares otherwise than pursuant to the Exchange Offer.

          (i) The Company shall promptly give the Dealer Managers notice of any change of the record date with respect to the Depositary Shares and notice of any change in the Expiration Date.

          5.  COMPENSATION AND EXPENSES

          (a) The Company shall pay you, as compensation for your services to the Company hereunder, a cash fee equal to 0.50% of the aggregate liquidation preference value of all Depositary Shares tendered and exchanged, payable concurrently with the acceptance of Depositary Shares by the Company pursuant to the Exchange Offer or other termination of the Exchange Offer. Such fee shall be shared equally between the Dealer Managers and shall be paid by certified or official bank check or in immediately available funds.

          (b) The Company agrees to pay to each Soliciting Dealer (as defined herein) a solicitation fee of $0.50 per Depositary Share for any Depositary Shares tendered by physically delivering depositary receipts which are accepted for exchange and exchanged pursuant to the Exchange Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any dealer or broker in securities, including the Dealer Managers in their capacity as a dealer or broker, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD"), (ii) any foreign dealer or broker not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with The Depository Trust Company, the Soliciting Dealer will be required to return a Notice of Solicited Tenders to the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date in order to receive such solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer with respect to depositary receipts evidencing Depositary

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Shares tendered physcially by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders". No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or Notice of Solicited Tenders. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by a holder unless the Letter of Transmittal or Notice of Solicited Tenders accompanying such tender designates such Soliciting Dealer in accordance with the terms thereof. No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a depositing holder (other than itself). No Soliciting Dealer shall be deemed to be the agent of the Company.

          (c) Whether or not any Depositary Shares are tendered pursuant to the Exchange Offer, the Company covenants and agrees to pay or cause to be paid the following: (i) the fees for the registration of the Debentures under the Securities Act, (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the Exchange Offer, the negotiation and delivery of the accountants' letters referred to in Section 8(h) hereof and all other expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, the Prospectus, the Schedule 13E-4 and the other Exchange Offer Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to the Dealer Managers, the Exchange Agent and the holders of the Depositary Shares, (iii) your reasonable out-of-pocket expenses, (iv) the reasonable fees and disbursements of your counsel, (v) all expenses (including the reasonable fees and disbursements of counsel) payable pursuant to Section 4(d) in connection with the Blue Sky Survey, (vi) the fees and expenses of the Exchange Agent and the Information Agent and any agent of the Exchange Agent or the Information Agent and the fees and disbursements of counsel for the Exchange Agent and the Information Agent in connection with the Exchange Offer, (vii) the listing fees incident to the listing of the Debentures on the NYSE and any fees charged by rating agencies for the rating of the Debentures, (viii) all costs and expenses incurred in the preparation, printing, mailing and publishing of the Prospectus, the Registration Statement, the Schedule 13E-4, the other Exchange Offer Materials, this Agreement, the Exchange Agent Agreement (as defined below), the Indenture, the Debentures, the Blue Sky Survey and all other documents relating to the Exchange Offer and any amendments or supplements thereto, (ix) all fees payable to securities dealers (including you), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, all fees and expenses of any forwarding agent, all advertising charges and any applicable transfer taxes payable by the Company in connection with the Exchange Offer, (x) the delivery of the Debentures to be issued pursuant to the Exchange Offer, (xi) the fees and expenses of the Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Debentures,
(xii) all other

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costs and expenses incident to the Exchange Offer or to the performance by the
Company of its obligations hereunder which are not otherwise specifically provided for in this Section and (xiii) expenses incurred by you as a result of presenting testimony or evidence, or preparing to present testimony or evidence, in connection with any court or administrative proceeding arising out of or in connection with the Exchange Offer.

          6.  REPRESENTATIONS AND WARRANTIES BY THE COMPANY

          The Company represents and warrants to each of the Dealer Managers that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not or will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and as of the applicable filing date as to any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Dealer Manager expressly for use therein;

          (b) The Schedule 13E-4, as originally filed and subsequently amended, the other Exchange Offer Materials and any amendment or supplement thereto conform, or will conform, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder; and none of the Schedule 13E-4, the other Exchange Offer Materials or any amendment or supplement thereto includes, or will include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by a Dealer Manager expressly for use therein;

          (c) The documents incorporated by reference in the Prospectus or the
Schedule 13E-4, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or the Schedule 13E-4 or any further amendment or supplement thereto, when such documents become effective or are filed with the

Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (d) Unless the Exchange Offer shall have been withdrawn or terminated in accordance with the terms thereof, the Company has agreed to accept Depositary Shares for exchange in accordance with and subject to the terms and conditions of the Exchange Offer; and the Company has made, or has caused the Exchange Agent to make, appropriate arrangements with The Depository Trust Company and any other "qualified" registered securities depository, as may be necessary to allow for the book-entry movement of tendered Depositary Shares and the Debentures between depository participants and the Exchange Agent.

          7.  INDEMNITY

          (a) The Company will indemnify and hold harmless each Dealer Manager and each person, if any, who controls any Dealer Manager within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Dealer Manager or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise: (i) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Schedule 13E-4 or the other Exchange Offer Materials or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer Manager specifically for use in the preparation thereof, or (B) a withdrawal, rescission, termination or modification of, or a failure to make or consummate, the Exchange Offer; and (ii) in connection with its acting as Dealer Manager with respect to the Exchange Offer or which arise in connection with any other matter referred to in this Agreement, subject to the limitations set forth in the separate letter agreement, dated the date hereof, between the Company and the Dealer Managers. The Company also will reimburse each Dealer Manager and each such controlling person for any legal or other expenses reasonably incurred by such Dealer Manager or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Dealer Manager severally agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, and each of its directors and officers who has signed the Registration Statement, against any losses, claims, damages or liabilities to which the Company, any such controlling person or any such director or officer may become subject, under the Securities Act, the Exchange Act or otherwise, to the same extent as the foregoing indemnity from the Company to each Dealer Manager, but only with reference to written information relating to such Dealer Manager furnished to the Company by such Dealer Manager specifically for use in the preparation of the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth in the tenth paragraph of the cover page of the Prospectus and under the heading "The Exchange Offer - Dealer Managers and Soliciting Dealers" of the Prospectus constitute the only information furnished in writing by the several Dealer Managers for inclusion in the Prospectus, and the several Dealer Managers confirm that such statements are correct. This indemnity agreement will be in addition to any liability which any Dealer Manager may otherwise have.

          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt by such indemnified party of notice from the indemnifying party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Dealer Managers in the case of subparagraph
(a), representing the indemnified parties under subparagraph (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of such action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; provided, further, that with respect to legal and other expenses incurred by an indemnified party for which an indemnifying party shall be liable hereunder, all such legal fees and expenses shall be reimbursed by the indemnifying party as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, which shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in clause (a)(i) of this
Section is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Dealer Managers shall contribute to such losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same). For such losses referred to in clause (i) of paragraph (a) of this Section, each of the Company, on the one hand, and the Dealer Managers, on the other hand, shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and the Dealer Managers, on the other hand, in the matters contemplated by this Agreement; provided, however, that in no case shall any Dealer Manager be responsible for any amount in excess of the benefits received (or anticipated to be received) by such Dealer Manager. The relative benefits to the Company, on the one hand, and the Dealer Managers, on the other hand, in connection with the matters contemplated by this Agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be paid by the Company to acquire the Depositary Shares pursuant to the Exchange Offer bears to the maximum aggregate fee proposed to be paid to such Dealer Managers pursuant to Section 5(a) of this Agreement as a result of the acquisition of the Depositary Shares pursuant to the Exchange Offer. For purposes of this Section, each person who controls a Dealer Manager within the meaning of the Securities Act shall have the same rights to contribution as such Dealer Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (i) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          8.  CONDITIONS OF OBLIGATIONS

          Your respective obligations to act as Dealer Managers hereunder shall be subject, in your discretion, to the conditions that:

          (a) All representations, warranties and other statements of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are now, and on the Commencement Date, the expiration date of the Exchange Offer and on the Exchange Date shall be, true and correct.

          (b) The Company at all times during the Exchange Offer shall have performed all of its obligations hereunder theretofore required to be performed.

          (c) The Registration Statement shall have become effective on or prior to the Commencement Date; any Prospectus required to be filed with the Commission shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with
     Section 4(c) hereof; and, at all times during the Exchange Offer, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and there shall not have been, at any time during the Exchange Offer, any temporary restraining order or injunction issued restraining or enjoining the Dealer Managers from acting in their respective capacities as dealer managers with respect to the Exchange Offer.

          (d) Shelby Yastrow, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you, as Dealer Managers, his written opinion, on the Commencement Date and the Exchange Date, dated the date of delivery thereof, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

               (ii) The Indenture has been (or, in the case of the opinion dated the Commencement Date, when executed will be) duly authorized, executed and delivered by the Company and the Trustee, is (or will be) duly qualified under the Trust Indenture Act, and is (or will be) a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

               (iii) The Debentures have been duly and validly authorized by all necessary corporate action and, when duly executed on behalf of the Company, duly authenticated by the Trustee or the Trustee's authenticating agent, and duly delivered on the Exchange Date in exchange for the Depositary Shares as set forth in the Registration Statement will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to all the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

               (iv) The Indenture and the Debentures conform as to legal matters with the statements made concerning them in the Prospectus, and such statements accurately set forth the provisions thereof required to be set forth in the Prospectus.

               (v) This Agreement has been validly authorized, executed and delivered on behalf of the Company.

               (vi) The Exchange Agent Agreement has been validly authorized, executed and delivered on behalf of the Company.

               (vii) The Registration Statement and any amendments thereto have become effective under the Securities Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof, as amended, has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement, the Schedule 13E-4, the Prospectus, and each amendment thereof or supplement thereto (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; such counsel has no reason to believe that any of (i) the Registration Statement at the time such Registration Statement became effective, or if an amendment to the Registration Statement or any report of the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, or (ii) the Prospectus as of its date and the date of such opinion or any amendment or supplement thereto or (iii) the Schedule 13E-4 or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement, the Schedule 13E-4 and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement, the Schedule 13E-4 or the Prospectus or to be filed as exhibits to the Registration Statement or
          Schedule 13E-4 which are not described and filed as required.

               (viii) Any Prospectus required to be filed with the Commission was filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act.

               (ix) The making and consummation of the Exchange Offer has been validly authorized on the part of the Company.

               (x) The performance by the Company of its obligations under this Agreement, the Indenture and the Exchange Agent Agreement, the making and consummation of the Exchange Offer, the issuance and delivery of the Debentures pursuant to the Exchange Offer, the compliance of the Company with all of the provisions of this Agreement, the Indenture and the Exchange Agent Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which, to the knowledge of such counsel, the Company is a party; or the Restated Certificate of Incorporation or By-Laws of the Company as presently in effect; or, to the knowledge of such counsel, any order, rule or regulation applicable to the Company of any court or any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties.

               (xi) No authorization, approval, consent, or other action of any governmental authority or agency is required in connection with the distribution of the Debentures pursuant to the Exchange Offer except such as may be required under the Securities Act or under state securities or Blue Sky laws.

               (xii) Each of the Significant Subsidiaries (as hereinafter defined) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with power and authority to own its properties and conduct its business as described in the Prospectus, and the Company and each of its Significant Subsidiaries are qualified as foreign corporations in all jurisdictions in which their ownership or lease of property requires such qualification, except where such failure to be so qualified cannot be reasonably expected to have a material adverse effect on the financial condition of the Company and its consolidated subsidiaries, considered as a whole.

               (xiii) All issued and outstanding shares of capital stock of each Significant Subsidiary of the Company (except McDonald's Deutschland, Inc.) have been validly authorized and issued, are fully paid and nonassessable and, to the best of the knowledge and belief of such counsel after reasonable inquiry, are owned by the Company directly or indirectly through one or more Significant Subsidiaries (except McDonald's Australia Limited and McDonald's Property Company Limited, of which the Company directly or indirectly owns a majority of the capital stock), free from any liens, claims or encumbrances.

               (xiv) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which, to the knowledge of such counsel, any of the Company's Significant Subsidiaries is a party, or the certificate of incorporation or by-laws of any of the Company's Significant Subsidiaries as presently in effect or, to the knowledge of such counsel, any order, rule or regulation applicable to any of the Company's Significant Subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over any of the Company's Significant Subsidiaries or their properties.

          In rendering such opinion, such counsel may indicate that he is a member of the bar of the State of Illinois and that his opinion is limited to the federal law of the United States of America, the laws of the State of Illinois and the General Corporation Law of the State of Delaware. For purposes of this Section 8(d), the term "Significant Subsidiaries" shall mean the list of the Company's domestic and foreign subsidiaries appearing in Exhibit 21 (or any successor exhibit) to the Company's most recently filed Annual Report on Form 10-K as of the Commencement Date, the expiration date of the Exchange Offer or the Exchange Date, as the case may be.

          (e) Sonnenschein Nath & Rosenthal, special tax counsel for the Company, shall have furnished to you, as Dealer Managers, their written opinion, on the Commencement Date and the Exchange Date, dated the date of delivery thereof, to the effect that the statements in the Prospectus under the captions "Certain United States Federal Income Tax Considerations" and "Certain United States Federal Tax Considerations for Non-United States Persons", insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein with respect to such legal matters and documents. In rendering such opinion, such counsel may indicate that they are members of the bar of the State of Illinois and that their opinion is limited to the federal law of the United States of America.

          (f) The Exchange Agent shall have furnished to you, as Dealer Managers, certificates, dated the Commencement Date and the Exchange Date, of an appropriate officer of the Exchange Agent, in form and substance satisfactory to you, to the effect that:

               (i) the Exchange Agent has been incorporated and is validly existing as a trust company in good standing under the laws of the State of New York, with full power, authority and legal right under such law to execute, deliver and carry out the terms of the Exchange Agent Agreement;

               (ii) the Exchange Agent Agreement has been duly authorized, executed and delivered by the Exchange Agent; and

               (iii) the Exchange Agent Agreement constitutes a valid and binding obligation of the Exchange Agent.

          (g) Cleary, Gottlieb, Steen & Hamilton, counsel for the Dealer Managers, shall have furnished to you, as Dealer Managers, such opinion or opinions, on the Commencement Date and the Exchange Date, dated the date of delivery thereof, with respect to this Agreement, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (h) You shall have received a letter from Ernst & Young LLP, dated the effective date of the Registration Statement and the Exchange Date, addressed to you substantially in the form heretofore approved by you.

          (i) (i) The Registration Statement, the Schedule 13E-4 and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Securities Act and the Exchange Act and the rules and regulations thereunder and in all material respects shall conform to the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder and none of the Registration Statement, the Schedule 13E-4 or the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company shall have complied with all agreements and satisfied all conditions hereunder on its part to be performed and satisfied at or prior to the Commencement Date and the Exchange Date and
(iii) the other representations and warranties of the Company set forth in this Agreement shall be accurate as though expressly made at and as of the Commencement Date and the Exchange Date.

          (j) On or after the date hereof, there shall not have occurred any general suspension of trading in securities on the NYSE; there shall not have been established by the NYSE or by the Commission or by any federal or New York State agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities; all to such a degree as would in your judgment materially adversely affect the Exchange Offer, or if there shall have been such a drastic change in general economic, political or financial conditions as would in your judgment materially adversely affect the Exchange Offer.

          (k) On the Exchange Date, the Debentures shall have been duly listed, subject to notice of issuance, on the NYSE.

          (l) The Exchange Agent Agreement shall be in full force and effect.

          (m) The Company shall have furnished or caused to be furnished to you on the Commencement Date and the Exchange Date a certificate of officers of the Company, satisfactory to you, as to the matters set forth in subsections (c) and
(i) of this Section 8, and as to such other matters as you may reasonably request.

          9.  MISCELLANEOUS

          (a) This Agreement is made solely for the benefit of the Dealer Managers, the Company and any officer, partner, director or controlling person referred to in Section 7 hereof, and their respective successors, assigns and legal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

          (b) Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company, such notice shall be in writing addressed to the Company, at the address set forth in the Registration Statement, Attention: Corporate Secretary; and (ii) to the Dealer Managers, such notice shall be in writing addressed to each of the Dealer Managers at their respective addresses set forth on the cover page of this Agreement, Attention: Registration Department.

          (c) This Agreement and the separate letter agreement, dated the date hereof, between the Company and the Dealer Managers, contain the entire understanding of the parties with respect to the Dealer Managers acting in such capacity in connection with the Exchange Offer, superseding all prior agreements, understandings and negotiations with respect to such activities by the Dealer Managers. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. Any right to trial by jury with respect to any action or proceedings arising in connection with or as a result of either your engagement or any matter referred to in this Agreement is hereby waived by the parties hereto. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of separate counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement between the Company and the Dealer Managers.

                                       Very truly yours,
                                       McDONALD'S CORPORATION


                                       By: ___________________________________
                                              Name:
                                              Title:
The undersigned hereby
confirms that the foregoing
Agreement, as of the date
thereof, correctly sets forth
the agreement among the Company
and the undersigned.


_________________________________
     (GOLDMAN, SACHS & CO.)

MERRILL LYNCH, PIERCE, FENNER AND
  SMITH INCORPORATED


By: _____________________________
       Name:
       Title:

MORGAN STANLEY & CO. INCORPORATED


By: _____________________________
       Name:
       Title:

SALOMON BROTHERS INC


By: _____________________________
       Name:
       Title: